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                                                                  Exhibit 10.1
                              CONSULTING AGREEMENT


     THIS AGREEMENT is made as of the 1 st day of December, 1996, by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company") located at P.O. Box C, Randolph, Vermont 05060 and CORPORATE INVESTORS NETWORK, INC., a New York corporation ("Network") having offices at 26 Broadway, Suite 1640, New York, New York 10004.

                                   WITNESSETH:

     WHEREAS, the Company desires to secure the services of Network as consultant and Network desires to provide such services to the Company.


     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


     1 . Network hereby agrees that it will render financial public relations and consulting services to the Company for the purpose of helping the Company better communicate with the financial community, the media and its shareholders. The services shall include the introduction of the Company to the financial community and to the business and financial media as well as acting as the liaison between the Company and these audiences; develop and implement a program of targeting analysts, portfolio managers and brokers from both "buy" and sell" side investment firms; facilitate logistics of visits to marketing areas; and the preparation and dissemination of press releases relating to important business developments.

     Network will devote such time as is reasonably necessary to perform these services for the Company consistent with and specifically recognizing Network's commitments and obligations to other businesses for which it performs consulting services. Network is to provide services on a non-exclusive basis.

     2. The term of this Agreement will commence on the date first written above and continue for a period of six-months thereafter. Unless terminated as provided herein, this Agreement will be renewed for five successive six-month terms and will terminate on the third anniversary of the date first written above.

     3. For the services to be rendered and performed by Network under this agreement, the Company will pay to Network in advance $5,000 on each three month anniversary of the date first written above ($20,000 per annum) during the term of this Agreement, of which $5,000 is payable upon the signing of this Agreement. In addition, the Company will issue a Warrant to Eugene F. Malone, President of Network, to purchase a total of twenty thousand shares of common stock of the Company ("Common Stock"), exercisable as follows, (i) 5,000 shares will be exercisable at $2.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $2.00 at any time prior to December 1, 1999, (ii) 5,000 additional shares will be exercisable at $3.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $3.00 at any time prior to December 1, 1999, (iii) 5,000 additional shares will be exercisable at $4.00 per share at such time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $4.00 at any time prior to time as the Company's Common Stock has a last sale price for five consecutive trading days equal to or in excess of $5.00 at any time prior to December 1, 1999. The last sale price will be as reported by The Nasdaq Stock Market or any other national exchange on which the Company's Common Stock as traded. The issuance of the Warrant is subject to the terms thereof being approved by the board of directors of the Company, in their sole discretion. [If the board of directors fails to approve the Warrant, this Agreement shall terminate and Network shall be entitled to retain any amount already paid to it. ]

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    The Company shall reimburse Network for Network's  reasonable and necessary out-of-pocket expenses incurred in the performance of its duties, provided that expenses for special projects will be approved in advance in writing and out-of-pocket expenses will not exceed $500 per month unless approved in advance in writing. All such expenses will be paid upon presentation of evidence supporting the expense and as otherwise reasonably requested by the Company.

     4. Network agrees that neither it nor its employees or agents will during the term of this Agreement or at any time thereafter disclose or divulge or use, directly or indirectly, for its own benefit or that of others, any confidential information, data, trade secrets, etc., relating to the business of the Company learned in connection with its work for the Company. The provisions of this paragraph shall survive the termination of this Agreement and shall continue until such information, data, trade secrets, etc., becomes public knowledge through no fault of Network or any of its employees or agents. Upon termination of this Agreement, Network will immediately return to the Company all papers, materials and copies of such provided by or on behalf of the Company to Network.

     5. As a consultant for the Company, Network may rely upon the information supplied to Network by the Company's authorized officers and directors as to accuracy and completeness. Network agrees to indemnify, hold harmless and defend the Company from any suit or proceeding which may arise out of or be due to any inaccuracy, incompleteness or omission of information regarding the Company (other than such information which was provided by the Company to Network) given or distributed by any of Network's employees or agents.

     6. This  Agreement  may be  terminated,  except as  otherwise  provided  in
Section 4 hereof, at any time upon 15 days prior written notice from the Company to Network. Upon termination of this Agreement, Network shall be entitled to retain any amount previously paid to it, but shall not be entitled to any future payments that were contemplated hereunder. Such written notice may be given by hand, regular mail or by fax, effective upon the giving of notice. Upon any termination, the Warrant shall terminate as to any unvested shares of Common Stock.

     7. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and Network each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action, proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the

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Southern  District of New York in any such suit,  action or proceeding  and (iv)
agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon in any suit, action or proceeding.


     8. This agreement is not assignable by Network without the prior written consent of the Company.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1 st day of December, 1996.


CORPORATE INVESTORS NETWORK, INC.                   VERMONT PURE HOLDINGS, LTD.



By: \ S \ EUGENE F. MALONE                          By: \ S \ TIMOTHY G. FALLON
--------------------------                          ---------------------------
Eugene F. Malone                                    Timothy G. Fallon, President



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